UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OBLIGATIONS

Item 1.01 Entry into Material Definitive Agreement

On June 21, 2013, in keeping with our strategy announced at the beginning of 2013,  the Company entered into a Stock Purchase Agreement (“SPA”) by and among PROFITSEEKER PRIVATE EQUITY LTD., a corporation organized under the Laws of the United Kingdom (“PPE”), E-WASTE SYSTEMS, INC., a Nevada corporation (“EWSI”), (PPE and EWSI collectively are the “Buyers”), SURF INVESTMENTS, LTD. D/B/A CPU, a California corporation (“CPU”), and KIMBERLY CREW, an individual resident of the Commonwealth of Pennsylvania (“Crew”), (“Crew” is the “Seller”) to purchase all of the issued and outstanding shares of SURF.  All employees of Surf and all operations shall form part of the transaction.

The purchase price shall be $222,928 for 100% of the share capital of Surf and shall be based on a formula determined by various categories of Surf’s sales over the twelve month period ending March 2013.  The consideration shall be paid by the assumption of certain debt.

The employees of Surf shall remain post-closing of the acquisition and the sole shareholder, and current president of Surf, Kimberly Crew, shall become a member of EWSI’s Board of Advisors.

Simultaneous to the signing of the closing documents with CPU, the Company entered into a Consulting Agreement (“Consulting Agreement”) with Julie Peterson Mindiola (“Consultant), founder and President of Surf Investments, Ltd., to provide executive services to take advantage of the Consultant’s experience and to exploit commercial opportunities, and the Consultant is willing to provide such consulting services acting on behalf of the Company.

Also simultaneous to the signing of the closing documents with CPU, the Company entered into a Debt Purchase and Investment Agreement (“DPI Agreement”) with Profit Seeker Private Equity, Ltd. (“PSPE”) whereby PSPE commits to purchase not less than $2,000,000 of qualified debt and other liabilities of EWSI (collectively the ‘Debt’) during the twelve-month period following the date of this agreement.  The Debt shall consist of any obligations of EWSI, of which no more than 10% may be to non-management affiliates (as defined under SEC regulations) so long as the Debt has been properly documented and recorded on EWSI’s books and are warranted by EWSI as being aged or obliged for a period of not less than six months, and further agrees to invest not less than 25% of the value of the liabilities purchased, on the principal terms set forth in the DPI Agreement.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1, a copy of Exhibit A to Stock purchase Agreement is attached hereto as Exhibit 99.1, a copy of Exhibit B to Stock Purchase Agreement is attached hereto as Exhibit 99.2, a copy of Exhibit D to Stock Purchase Agreement is attached hereto as Exhibit 99.3, a copy of Exhibit E to Stock Purchase Agreement is attached hereto as Exhibit 99.4, a copy of the Consulting Agreement with Julie Peterson Mindiola is attached hereto as Exhibit 99.5, a copy of the Kimberly Crew Advisory Board Agreement is attached hereto as Exhibit 99.6, and the Debt Purchase and Investment Agreement is attached hereto as Exhibit 10.2, and are incorporated herein by reference.  The foregoing descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS:

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Profit Seeker Private Equity, Ltd., E-Waste systems, Inc., Surf Investments Ltd. D/B/A CPU, Kimberly Crew

10.2	Debt Purchase and Investment Agreement between E-Waste Systems, Inc. and Profit Seeker Private Equity Ltd.

99.1	Exhibit A to Stock Purchase Agreement – Schedule of Buyers

99.2	Exhibit B to Stock Purchase Agreement – Determination of Purchase Price

99.3	Exhibit D to Stock Purchase Agreement – Form of Certificate of Series A Convertible Callable Preferred Stock of E-Waste Systems, Inc.

99.4	Exhibit E to Stock Purchase Agreement – Information Referenced in the Document

99.5	Consulting Agreement between E-Waste Systems, Inc. and Julie Peterson Mindiola

99.6	Advisory Board Agreement between E-Waste Systems, Inc. and Kimberly Crew

99.7	Press Release of June 24, 2013, “E-Waste Announces Closing of Surf Acquisition”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    June 27,  2013